Exhibit 99.1

10753 Macatawa Drive
Holland, Michigan 49424

NEWS RELEASE
NASDAQ STOCK MARKET:	MCBC
FOR RELEASE:	Immediate
DATE:	July 24, 2014

Macatawa Bank Corporation Reports
Second Quarter 2014 Results

Holland, Michigan, July 24, 2014 – Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the second quarter of 2014, continuing its trend of improvement in key operating metrics and financial performance.

●	Net income increased to $2.8 million in the second quarter 2014 from $2.6 million in the second quarter 2013
●	Paid second consecutive quarterly cash dividend - $0.02 per share paid on May 29, 2014 to shareholders of record on May 8, 2014
●	Total performing loan portfolio growth of $20.9 million in the second quarter 2014
●	Strong loan collection results exemplified by net recoveries once again – net recoveries of $666,000 for the second quarter 2014, net recoveries in five of the previous six quarters
●	Low loan delinquency rate of 0.50% - lowest level in over 11 years
●	Decrease in mortgage banking activity – gains on sales down consistent with industry-wide declines
●	Further expense reductions – total non-interest expense decreased by $637,000 for the second quarter 2014 compared to the second quarter 2013

Macatawa reported net income of $2.8 million, or $0.08 per diluted share, in the second quarter 2014 compared to net income of $2.6 million, or $0.10 per diluted share, for the second quarter 2013.  For the first six months of 2014, Macatawa reported $5.4 million, or $0.16 per diluted share, compared to $5.1 million, or $0.19 per diluted share, for the same period in 2013.  The 2014 per share information reflects the impact of the exchange of all of our outstanding preferred stock for common stock and cash completed at the end of 2013.

"The Company is pleased to report improved earnings in the second quarter 2014 compared to both the second quarter 2013 and the first quarter 2014”, said Ronald L. Haan, President and CEO of the Company.  “With asset quality improving, we continue to increase our focus on the operating fundamentals of our business.  Our financial performance continues to improve quarter over quarter, and we are well positioned for profitable growth.”

Mr. Haan continued: "Net income for the second quarter 2014 reflected continued improvement in operating results.  Our collection efforts yielded strong loan recoveries which led to further favorable levels of provision for loan losses.  Noninterest income increased in all categories except for net gains on sales of mortgage loans, which were down this quarter due to the lower mortgage volumes experienced throughout the industry.  We made significant progress towards eliminating the costs associated with holding and disposing of nonperforming assets, and also reduced several other core expense categories reflecting our ongoing focus on improving earnings performance.”

Mr. Haan concluded: "Looking forward, our commercial loan pipeline is strong and we are focused on profitable growth.  Performing loan portfolio balances increased $20.9 million since the end of the first quarter 2014 and we believe we are well positioned for additional growth over the remainder of 2014.  This growth is the foundation for producing stronger future earnings for our shareholders."

-- more –

Macatawa Bank Corporation 2Q Results / page 2 of 4

Operating Results
Net interest income for the second quarter 2014 totaled $10.2 million, a decrease of $319,000 from the first quarter 2014 and a decrease of $307,000 from the second quarter 2013.  Net interest margin was 3.06 percent, down 9 basis points from the first quarter 2014 and from the second quarter 2013.  Margin in the first quarter 2014 benefitted from a large interest recovery on a previously charged off loan.  Loan yield compression seems to be bottoming, and adjustments made to rates on certain deposit products in the middle of the first quarter 2014 will further benefit margin in future quarters.

Average interest earning assets for the second quarter 2014 decreased $12.1 million from the first quarter 2014 and were up $6.3 million from the second quarter 2013.

Non-interest income increased $558,000 in the second quarter 2014 compared to the first quarter 2014 and decreased $143,000 from the second quarter 2013.  The increase from the first quarter 2014 was due to increased ATM and debit card interchange income and increased gains on sales of mortgage loans.  The decrease from the second quarter 2013 was due to decreases in gains on sales of mortgage loans as the market for this activity contracted beginning in the second part of 2013 with the rise in market interest rates.  The Bank originated $12.6 million in loans for sale in the second quarter 2014 compared to $14.1 million in loans for sale in the first quarter 2014 and $33.4 million in loans for sale in the second quarter 2013.  All other categories of non-interest income improved in the second quarter 2014.

Non-interest expense was $11.2 million for the second quarter 2014, compared to $11.2 million for the first quarter 2014 and $11.9 million for the second quarter 2013.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which increased $416,000 compared to the first quarter 2014 and decreased $412,000 compared to the second quarter 2013.  The increase compared to the first quarter 2014 was due to net gains on sales of other real estate owned in the first quarter of $484,000.  The decrease from the second quarter of 2013 related to an overall general decline in these expenses as a result of the Company’s success in reducing non-performing assets.  Salaries and benefits were down $279,000 compared to the first quarter 2014 and were down $188,000 compared to the second quarter 2013 due to lower levels of medical insurance costs and lower commissions paid for mortgage origination activity.

Federal income tax expense was $1.2 million for the second quarter 2014 compared to $1.2 million for the first  quarter 2014 and $1.2 million for the second quarter 2013.  The effective tax rate decreased from 31.48% for the second quarter 2013 to 30.88% for the second quarter 2014 as a result of an increase in tax-exempt municipal investments.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, and the reduction in historical loan loss ratios, a negative provision for loan losses of $1.0 million was recorded in the second quarter 2014.  Net loan recoveries for the second quarter 2014 were $666,000, compared to first quarter 2014 net loan recoveries of $585,000 and second quarter 2013 net loan charge-offs of $238,000.  The Bank has experienced net loan recoveries in five of the past six quarters. Total loans past due on payments by 30 days or more amounted to $5.2 million at June 30, 2014, down from $6.6 million at March 31, 2014 and $6.7 million at June 30, 2014.  Delinquency as a percentage of total loans was 0.50% at June 30, 2014, the lowest quarterly level for the Bank in 11 years.

The allowance for loan losses of $20.0 million was 1.92 percent of total loans at June 30, 2014, compared to 1.98 percent of total loans at March 31, 2014, and 2.20 percent at June 30, 2013.  The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 248.59 percent as of June 30, 2014, compared to 131.10 percent at March 31, 2014, and 206.50 percent at June 30, 2013.

At June 30, 2014, the Company's nonperforming loans were $8.1 million, representing 0.77 percent of total loans.  This compares to $15.5 million (1.51 percent of total loans) at March 31, 2014 and $10.8 million (1.06 percent of total loans) at June 30, 2013.  Other real estate owned and repossessed assets were $31.6 million at June 30, 2014, compared to $34.1 million at March 31, 2014, and were down significantly from $45.8 million at June 30, 2013. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $17.0 million, or 30 percent, from June 30, 2013 to June 30, 2014.

-- more –

Macatawa Bank Corporation 2Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Commercial Real Estate	$3,955	$6,299	$5,706	$4,934	$5,701
Commercial and Industrial	3,485	8,077	5,625	4,240	4,081
Total Commercial Loans	7,440	14,376	11,331	9,174	9,782
Residential Mortgage Loans	142	762	639	639	619
Consumer Loans	483	410	365	407	373
Total Non-Performing Loans	$8,065	$15,548	$12,335	$10,220	$10,774

Residential Developer Loans (a)	$2,249	$2,205	$2,591	$2,651	$2,723

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $39.6 million, or 2.66 percent of total assets, at June 30, 2014.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Non-Performing Loans	$8,065	$15,548	$12,335	$10,220	$10,774
Other Repossessed Assets	48	42	40	---	---
Other Real Estate Owned	31,523	34,035	36,796	42,796	45,845
Total Non-Performing Assets	$39,636	$49,625	$49,171	$53,016	$56,619

Balance Sheet, Liquidity and Capital
Total assets were $1,491.1 million at June 30, 2014, a decrease of $26.3 million from $1,517.4 million at December 31, 2013 and an increase of $14.3 million from $1,476.8 million at June 30, 2013.  Total loans were $1,043.5 million at June 30, 2014, an increase of $1.2 million from $1,042.4 million at December 31, 2013 and an increase of $30.6 million from $1,012.9 million at June 30, 2013.

Commercial loans increased by $2.3 million from December 31, 2013 to June 30, 2014, partially offset by a decrease of $1.2 million in our residential mortgage and consumer loan portfolios.  Commercial real estate loans were reduced by $7.7 million, as the Company continued its efforts to reduce exposure in this segment, and commercial and industrial loans increased by $10.1 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Construction and Development	$84,448	$84,875	$86,413	$86,824	$81,841
Other Commercial Real Estate	380,146	378,322	385,927	395,108	397,814
Commercial Loans Secured by Real Estate	464,594	463,197	472,340	481,932	479,655
Commercial and Industrial	284,152	271,924	274,099	253,216	242,759
Total Commercial Loans	$748,746	$735,121	$746,439	$735,148	$722,414

Residential Developer Loans (a)	$33,622	$33,970	$35,164	$39,886	$41,903

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

-- more –

Macatawa Bank Corporation 2Q Results / page 4 of 4

Total deposits were $1,215.7 million at June 30, 2014, down $34.0 million from $1,249.7 million at December 31, 2013 and were up $16.1 million from $1,199.6 million at June 30, 2013.  Balances in checking, savings and money market accounts grew by 4.63 percent compared to the second quarter 2013.  Partially offsetting this was continued intentional run-off of higher costing certificates of deposit.  These balances decreased $32.0 million from June 30, 2013.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

The Bank's regulatory capital increased in the second quarter 2014 and continued to be at levels among the highest in Bank history, comfortably above levels required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  The Bank was categorized as "well capitalized" at June 30, 2014.

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank.  Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County.  Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services.  The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as "believe," "may," "will," "continue," "improving," "efforts," "focus," "future," "well positioned," "looking forward," "seems" and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, our ability to further reduce nonperforming asset levels and related expenses and future earnings for our shareholders.  The declaration and payment of future dividends to common shareholders will be considered by the Board of Directors in its discretion and will depend on a number of factors, including our financial condition and anticipated profitability.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)

	Three Months Ended		Six Months Ended
	June 30		June 30
EARNINGS SUMMARY	2014	2013	2014	2013
Total interest income	$11,528	$12,307	$23,498	$24,740
Total interest expense	1,372	1,844	2,867	3,793
Net interest income	10,156	10,463	20,631	20,947
Provision for loan losses	(1,000)	(1,000)	(2,000)	(1,750)
Net interest income after provision for loan losses	11,156	11,463	22,631	22,697

NON-INTEREST INCOME
Deposit service charges	1,065	1,017	2,056	1,969
Net gains on mortgage loans	468	708	726	1,533
Trust fees	701	625	1,332	1,213
Other	1,834	1,861	3,464	3,459
Total non-interest income	4,068	4,211	7,578	8,174

NON-INTEREST EXPENSE
Salaries and benefits	5,544	5,732	11,367	11,525
Occupancy	932	905	1,940	1,851
Furniture and equipment	751	845	1,591	1,595
FDIC assessment	320	345	647	817
Administration and disposition of problem assets	887	1,299	1,357	2,261
Other	2,804	2,749	5,506	5,407
Total non-interest expense	11,238	11,875	22,408	23,456
Income before income tax	3,986	3,799	7,801	7,415
Income tax expense	1,231	1,196	2,408	2,338
Net income	$2,755	$2,603	$5,393	$5,077
Net income attributable to common shareholders	$2,755	$2,603	$5,393	$5,077

Basic earnings per common share	$0.08	$0.10	$0.16	$0.19
Diluted earnings per common share	$0.08	$0.10	$0.16	$0.19
Return on average assets	0.75%	0.70%	0.73%	0.69%
Return on average equity	8.03%	7.74%	7.94%	7.62%
Net interest margin	3.06%	3.15%	3.10%	3.14%
Efficiency ratio	79.01%	80.93%	79.44%	80.55%

BALANCE SHEET DATA	June 30	December 31	June 30
Assets	2014	2013	2013
Cash and due from banks	$37,533	$38,714	$27,605
Federal funds sold and other short-term investments	80,432	118,178	129,849
Interest-bearing time deposits in other financial institutions	32,500	25,000	25,000
Securities available for sale	152,227	139,659	129,659
Securities held to maturity	19,123	19,248	5,380
Federal Home Loan Bank Stock	11,236	11,236	11,236
Loans held for sale	1,409	1,915	4,553
Total loans	1,043,529	1,042,377	1,012,887
Less allowance for loan loss	20,049	20,798	22,248
Net loans	1,023,480	1,021,579	990,639
Premises and equipment, net	53,308	53,641	53,302
Bank-owned life insurance	27,845	27,517	27,162
Other real estate owned	31,523	36,796	45,845
Other assets	20,526	23,922	26,598

Total Assets	$1,491,142	$1,517,405	$1,476,828

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$383,102	$344,550	$318,981
Interest-bearing deposits	832,622	905,184	880,597
Total deposits	1,215,724	1,249,734	1,199,578
Other borrowed funds	88,774	89,991	90,658
Subordinated debt	-	-	1,650
Long-term debt	41,238	41,238	41,238
Other liabilities	7,314	3,920	10,452
Total Liabilities	1,353,050	1,384,883	1,343,576

Shareholders' equity	138,092	132,522	133,252

Total Liabilities and Shareholders' Equity	$1,491,142	$1,517,405	$1,476,828

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)

	Quarterly					Year to Date

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
	2014	2014	2013	2013	2013	2014	2013
EARNINGS SUMMARY
Net interest income	$10,156	$10,475	$10,212	$10,124	$10,463	$20,631	$20,947
Provision for loan losses	(1,000)	(1,000)	(1,000)	(1,500)	(1,000)	(2,000)	(1,750)
Total non-interest income	4,068	3,510	4,016	3,951	4,211	7,578	8,174
Total non-interest expense	11,238	11,169	12,036	12,362	11,875	22,408	23,456
Federal income tax expense (benefit)	1,231	1,177	958	975	1,196	2,408	2,338
Net income	$2,755	$2,639	$2,234	$2,238	$2,603	5,393	5,077

Basic earnings per common share	$0.08	$0.08	$(0.56)	$0.08	$0.10	$0.16	$0.19
Diluted earnings per common share	$0.08	$0.08	$(0.56)	$0.08	$0.10	$0.16	$0.19

MARKET DATA
Book value per common share	$4.09	$4.00	$3.92	$3.77	$3.68	$4.09	$3.68
Tangible book value per common share	$4.09	$4.00	$3.92	$3.77	$3.68	$4.09	$3.68
Market value per common share	$5.07	$5.04	$5.00	$5.38	$5.04	$5.07	$5.04
Average basic common shares	33,788,431	33,790,542	27,276,722	27,261,325	27,260,748	33,789,481	27,185,505
Average diluted common shares	33,788,431	33,790,542	27,276,722	27,261,325	27,260,748	33,789,481	27,185,505
Period end common shares	33,788,431	33,788,431	33,801,097	27,261,325	27,261,325	33,788,431	27,261,325

PERFORMANCE RATIOS
Return on average assets	0.75%	0.71%	0.58%	0.59%	0.70%	0.73%	0.68%
Return on average equity	8.03%	7.85%	6.54%	6.67%	7.74%	7.94%	7.62%
Net interest margin (fully taxable equivalent)	3.06%	3.15%	2.95%	2.96%	3.15%	3.11%	3.14%
Efficiency ratio	79.01%	79.86%	84.59%	87.83%	80.93%	79.44%	80.55%
Full-time equivalent employees (period end)	348	354	361	363	360	348	360

ASSET QUALITY
Gross charge-offs	$92	$82	$508	$354	$698	$174	$1,341
Net charge-offs	$(666)	$(585)	$(526)	$(523)	$238	$(1,251)	$(260)
Net charge-offs to average loans (annualized)	-0.26%	-0.23%	-0.20%	-0.21%	0.09%	-0.24%	-0.05%
Nonperforming loans	$8,065	$15,548	$12,335	$10,220	$10,774	$8,065	$10,774
Other real estate and repossessed assets	$31,571	$34,077	$36,836	$42,796	$45,845	$31,571	$45,845
Nonperforming loans to total loans	0.77%	1.51%	1.18%	0.99%	1.06%	0.77%	1.06%
Nonperforming assets to total assets	2.66%	3.33%	3.24%	3.39%	3.83%	2.66%	3.83%
Allowance for loan losses	$20,049	$20,383	$20,798	$21,272	$22,248	$20,049	$22,248
Allowance for loan losses to total loans	1.92%	1.98%	2.00%	2.07%	2.20%	1.92%	2.20%
Allowance for loan losses to nonperforming loans	248.59%	131.10%	168.61%	208.14%	206.50%	248.59%	206.50%

CAPITAL
Average equity to average assets	9.29%	9.01%	8.95%	8.86%	9.03%	9.15%	8.89%
Tier 1 capital to average assets	11.43%	11.06%	10.61%	10.89%	10.85%	11.43%	10.85%
Total capital to risk-weighted assets	16.33%	16.11%	15.69%	16.04%	16.12%	16.33%	16.12%
Tier 1 capital to average assets (Bank)	11.26%	10.99%	10.45%	10.80%	10.72%	11.26%	10.72%
Total capital to risk-weighted assets (Bank)	16.06%	16.00%	15.45%	15.90%	15.80%	16.06%	15.80%
Tangible common equity to assets	9.34%	9.15%	8.82%	6.63%	6.87%	9.34%	6.87%

END OF PERIOD BALANCES
Total portfolio loans	$1,043,529	$1,030,111	$1,042,377	$1,028,793	$1,012,887	$1,043,529	$1,012,887
Earning assets	1,340,438	1,337,512	1,359,686	1,402,703	1,320,540	1,340,438	1,320,540
Total assets	1,491,142	1,490,899	1,517,405	1,562,680	1,476,828	1,491,142	1,476,828
Deposits	1,215,724	1,216,778	1,249,734	1,288,041	1,199,578	1,215,724	1,199,578
Total shareholders' equity	138,092	135,188	132,522	135,507	133,252	138,092	133,252

AVERAGE BALANCES
Total portfolio loans	$1,040,413	$1,037,678	$1,026,603	$1,012,361	$1,035,564	$1,039,053	$1,042,237
Earning assets	1,337,822	1,349,971	1,380,510	1,362,223	1,331,557	1,343,863	1,340,082
Total assets	1,477,114	1,493,201	1,527,910	1,514,555	1,489,887	1,485,113	1,498,258
Deposits	1,205,194	1,223,928	1,255,221	1,238,303	1,212,089	1,214,509	1,222,232
Total shareholders' equity	137,163	134,488	136,718	134,118	134,537	135,833	133,246